Exhibit 3.18

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 12/15/1995
950296978 - 2572476

CERTIFICATE OF INCORPORATION

OF

ZURN ( CAYMAN ISLANDS ), INC.

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1. The name of the corporation is Zurn (Cayman Islands), Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castin. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000); all of such shares shall be without par value.

5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

6. The name and mailing address of the sole incorporator is:

Laura Vitalo

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

7. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach or fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and dead and the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of December, 1995.

/s/ Laura Vitalo
Laura Vitalo,
Sole Incorporator